UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2019

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, NY 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 594-1850
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, Tapestry, Inc. (“Tapestry” or the “Company”) announced that its Board of Directors (the “Board”) appointed Joanne Crevoiserat, age 55, Chief Financial Officer of the Company, effective no later than August 1, 2019 (the “Effective Date”), reporting directly to Victor Luis, Chief Executive Officer of the Company.

Ms. Crevoiserat joins from Abercrombie & Fitch Co., where she served as Executive Vice President and Chief Operating Officer from February 2017 to June 2019. She joined Abercrombie & Fitch in May 2014 as Chief Financial Officer. Prior to joining Abercrombie & Fitch, she served in a number of senior management roles at Kohl's Inc. including Executive Vice President of Finance and Executive Vice President of Merchandise Planning and Allocation. Prior to her time with Kohl's, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including Chief Financial Officer of the Filene's, Foley's and Famous-Barr Brands. She is a summa cum laude graduate of the University of Connecticut where she received a Bachelor of Science degree in Finance. Ms. Crevoiserat has served on the board of directors of At Home Group Inc. since January 2019.

Under the terms of her offer letter (the “Offer Letter”), Ms. Crevoiserat will receive an initial base salary of $900,000 per year, with a target bonus opportunity pursuant to Tapestry’s Performance-Based Annual Incentive Plan equal to 100% of her base salary actually paid during each fiscal year, starting in fiscal year 2020, prorated for the actual time worked (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on Tapestry attaining criteria determined by Tapestry’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All performance-based compensation paid to Ms. Crevoiserat is subject to Tapestry’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

Ms. Crevoiserat will receive an annual equity grant with a fair market value on the grant date of $2,000,000 for fiscal year 2020, to be granted in a fixed proportion of different equity vehicles as determined by the Board and normally granted in August, which may include performance restricted stock units, stock options and restricted stock units (“RSUs”).

Ms. Crevoiserat will receive a one-time, sign-on cash bonus of $700,000, 50% of which will be payable within six weeks of her start date and 50% of which will be payable on her six-month anniversary.  She will also receive a sign on grant of RSUs with a value of $1,600,000. These RSUs will be eligible to vest, and convert into shares of Tapestry common stock in equal installments on the first, second, third and fourth anniversary of the grant date, subject to continued employment with the Company.

There are no family relationships between Ms. Crevoiserat and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing does not constitute a complete summary of the terms of the Offer Letter, which will be filed as an exhibit to Tapestry’s next annual report on Form 10-K.

On June 19, 2019, the Company issued a press release concerning the appointment of Ms. Crevoiserat.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                   Text of Press Release, dated June 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2019

TAPESTRY, INC.

	By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer, Chief
Legal Officer & Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated June 19, 2019